LOGO
                             Universal Corporation

 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594
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                                  PRESS RELEASE

                    CONTACT                                     RELEASE
              Karen M. L. Whelan                                Immediately
              Phone:   (804) 359-9311
              Fax:     (804) 254-3594
              Email:   investor@universalleaf.com




 Universal Corporation Announces Quarterly Dividend and Sets Annual Meeting Date
                   Richmond, VA o August 1, 2002 / PRNEWSWIRE

         Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced that the Company's Board of Directors has declared a quarterly dividend of thirty-four cents ($.34) per share on the common shares of the company, payable November 12, 2002, to common shareholders of record at the close of business on October 15, 2002.

         They also fixed the voting record date on September 4, 2002, for the annual meeting of shareholders to be held on October 22, 2002.

         Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation's gross revenues for the fiscal year that ended on June 30, 2001, were approximately $3.0 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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